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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements Nos. 333-139435, 333-146141, 333-151644, 333-161832, 333-161834, 333-164261, 333-165916, 333-168330, 333-173646, 333-179776, and 333-193862 on Form S-8 and 333-164290 and 333-177118 on Form S-3 of our report dated March 18, 2014, relating to the consolidated financial statements of Netlist, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Netlist, Inc. for the year ended December 28, 2013.

/s/ KMJ CORBIN & COMPANY LLP

Costa Mesa, California
March 18, 2014

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM